CSMC 06-2

Group 6

Pay rules

1.

Pay the Nas priority amount to the NAS6 until retired

2.

Pay the 6A1 until retired

3.

Pay pro-rata to the 6A2 and 6A3 until retired

4.

Pay the 6A4 until retired

5.

Pay pro-rata to the 6A5, 6A6, and 6A7 until retired

6.

Pay the NAS6 until retired

Notes

Pricing Speed = 300psa

Nas Bonds = nas6 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of nas6/Total Non-PO Balance

Settlement: 2/28/06